FOR IMMEDIATE RELEASE

JUNIPER PARTNERS ACQUISITION CORP. ADJOURNS SPECIAL MEETING OF

STOCKHOLDERS UNTIL FRIDAY, JANUARY 19, 2007.

New York, NY– January 18, 2007 – Juniper Partners Acquisition Corp. (OTCBB: JNPPA and JNPPB) (“Juniper”), a public company formed to effect a merger, capital stock exchange, asset merger or other similar business combination with an operating business, announced that its special meeting of stockholders originally scheduled for January 18, 2007 at 10:00 a.m. eastern time, will be adjourned prior to the special meeting being convened, until 1:00 p.m. on Friday, January 19, 2007. The meeting is taking place at its original location, at the offices of Graubard Miller, Juniper’s counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174.

CONTACT: Lippert/Heilshorn & Associates

Keith Lippert / Carolyn Capaccio, 212-838-3777

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